Exhibit 32.2

 Certification of Principal Financial Officer
pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350.

In connection with the Quarterly Report of PAR Technology Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Matthew J. Trinkaus, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 14, 2016

/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Vice President, Corporate Controller, Chief Accounting Officer & Treasurer (Principal Financial Officer)